EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 15, 2013

Current Month                   Rolling Performance*          Rolling Risk Metrics* (Mar 2008 – Feb 2013)

Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.0%	-0.7%	0.8%	-6.2%	-2.4%	-3.6%	1.3%	-3.6%	10.6%	-22.9%	-0.3	-0.4
B**	0.0%	-0.7%	0.7%	-6.7%	-3.1%	-4.3%	N/A	-4.3%	10.6%	-24.9%	-0.4	-0.5
Legacy 1***	0.1%	-0.6%	1.1%	-4.1%	-0.5%	N/A	N/A	-3.1%	10.8%	-18.1%	-0.2	-0.4
Legacy 2***	0.1%	-0.6%	1.0%	-4.4%	-0.9%	N/A	N/A	-3.4%	10.7%	-18.6%	-0.3	-0.4
Global 1***	0.1%	-0.6%	1.1%	-3.5%	-1.3%	N/A	N/A	-3.9%	10.3%	-17.5%	-0.3	-0.5
Global 2***	0.1%	-0.6%	1.1%	-3.8%	-1.6%	N/A	N/A	-4.2%	10.2%	-18.4%	-0.4	-0.5
Global 3***	0.1%	-0.7%	0.9%	-5.3%	-3.3%	N/A	N/A	-5.9%	10.2%	-23.5%	-0.5	-0.7

S&P 500 Total Return Index****	0.2%	1.6%	6.9%	13.7%	13.6%	5.0%	8.3%	5.0%	18.9%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	-0.3%	-0.2%	-3.6%	2.1%	11.2%	8.2%	7.0%	8.2%	13.3%	-12.3%	0.7	1.1

*          Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**        Units began trading in August 2003.
***      Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	41%					43%
Energy	22%	Long	Brent Crude Oil	6.5%	Long	25%	Long	Brent Crude Oil	7.6%	Long
			Gas Oil	4.9%	Long			Gas Oil	5.6%	Long
Grains/Foods	9%	Short	Sugar	2.5%	Short	9%	Short	Sugar	2.5%	Short
			Coffee	1.5%	Long			Coffee	1.5%	Long
Metals	10%	Long	Gold	2.9%	Long	9%	Long	Gold	2.9%	Long
			Zinc LME	1.7%	Long			Zinc LME	1.7%	Long
FINANCIALS	59%					57%
Currencies	27%	Long $	Euro	3.3%	Short	26%	Long $	Euro	3.2%	Short
			Japanese Yen	2.3%	Short			Japanese Yen	2.5%	Short
Equities	22%	Long	S&P 500	2.6%	Long	22%	Long	S&P 500	2.5%	Long
			Nikkei 225	2.2%	Long			Nikkei 225	2.3%	Long
Fixed Income	10%	Long	U.S. Treasury Bond	1.4%	Short	9%	Long	U.S. Treasury Bond	1.3%	Short
			Japanese Gov't Bonds	1.3%	Long			Japanese Gov't Bonds	1.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets fell to a new five-week low due to a combination of forecasts for warmer weather in the U.S. and data which showed elevated domestic inventories.  Crude oil markets finished higher after OPEC predicted increased oil demand caused by hopes for the recovery of the global economy and improving data from China.

Grains/Foods
An improved outlook for key South American farming regions led to declines in the grains markets.  Corn, wheat, and soybeans markets all finished in excess of 1% lower due to speculation about strong global supplies.

Metals
Gold prices fell by more than 3% due to U.S. dollar strength and bullish domestic economic data.  Liquidations by large commodity funds also put pressure on gold.  Copper markets finished slightly lower as liquidations by cautious investors ahead of the G20 meeting weighed on prices.

Currencies
The U.S. dollar strengthened after the release of data which showed improved industrial production and investor confidence in the U.S.  The Japanese yen declined amidst uncertainty surrounding near-term changes to monetary policy.  The British pound moved sharply lower following comments by the Bank of England stating it would refrain from increasing interest rates in the near-term as a means to support economic growth in Great Britain.

Equities
U.S. equity markets finished modestly higher as bullish earnings reports from key U.S. firms supported prices.  In Europe, equity markets declined as investor confidence fell when data showed a larger-than-expected contraction of French GDP in the fourth quarter.  The Japanese Nikkei 225 finished flat as early-week gains were erased by concerns the upcoming G-20 meeting would have an adverse effect on Japan’s expansionary monetary policy, which has had a bullish impact on the Japanese economy in recent months.

Fixed Income
Treasury markets registered declines as data showing stronger-than-expected U.S. investor confidence for February prompted liquidations.  Despite finishing lower, losses in the fixed-income markets were slightly offset by data showing increased foreign demand for U.S. debt.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.